UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200
San Diego CA 92121

(Address of principal executive offices, including zip code)

(800) 705-2919
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective November 1, 2021, the Company entered into an Exclusive Licensing Agreement and Promissory Note with Corporate Guarantee with Albert Mardikian, Regreen Technologies Inc. and Global Sustainable Technologies Inc. (collectively, the "Borrower").

Pursuant to the agreement, the Company has agreed to advance $20,000 USD, upon execution of the agreement and further amounts of up to $5,000,000 USD. All advances made by the Company at their sole discretion. It is a unilateral option to do so and at any time the Company may choose to discontinue to contribute further. As Consideration for supporting the pilot project the Company will receive Exclusivity in the following regions in perpetuity to deploy the technology, Africa, Jamaica, Brazil and Canada. The Company will have priority in terms for equipment supply delivery. To have exclusivity and priority, the Company shall have advanced a minimum of $500,000 USD towards Borrower’s pilot project in Huntington Beach, California. The maturity date shall be 1 year from the Issue Date (the “Maturity Date”) and is the date upon which the remaining unpaid principal sum, as well as any accrued and unpaid interest and other fees, shall be due and payable. If ahead of the maturity date the Borrower sells any equipment or generates revenue from its operations related to this technology the Promissory Note will be paid out from first proceeds in advance of the Maturity Date. Any amount of principal or interest on the Promissory Note shall bear interest at the rate of 10% on the outstanding balance (“Interest”). Interest shall commence accruing on the date of the issuance of the Promissory Note. Partial payments or full payments may be made at any time during the term of the Promissory Note by way of direct wire, from a third-party sale of existing inventory or otherwise. Notwithstanding any other provision any unpaid balance shall be paid no later than one year.

Item 8.01 Other Events

On November 15, 2021, the Company created "Astra Energy California Inc," a California company, as its wholly-owned subsidiary

Kermit Harris, the Company's President is the sole director and President of the newly formed subsidiary and Douglas D. Hampton has been appointed the Senior VP of Business Development.

The subsidiary has been formed for the purpose of acquisitions and developments in waste to energy projects and technology.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1*	Exclusive License Agreement and Promissory Note with Corporate Guarantee

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: November 15, 2021	By:	/s/ Daniel Claycamp
Daniel Claycamp
Chief Operating Officer

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